Exhibit 99.1

SolarEdge Announces First Quarter 2024 Financial Results

MILPITAS, Calif. — May 8, 2024. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•	Revenues of $204.4 million
•	Revenues from solar segment of $190.1 million
•	GAAP gross margin of negative 12.8%
•	Non-GAAP gross margin[1] of negative 6.5%, including 4.5% of net IRA benefit
•	Gross margin from solar segment of negative 3.5%
•	GAAP operating loss of $173.7 million
•	Non-GAAP operating loss[1] of $122.5 million
•	GAAP net loss of $157.3 million
•	Non-GAAP net loss[1] of $108.6 million
•	GAAP net loss per share of $2.75
•	Non-GAAP net loss per share[1] of $1.90
•	946 Megawatts (AC) of inverters shipped
•	128 MWh of batteries for PV applications shipped

“Our first quarter results were aligned with our expectations of inventory clearing and typical seasonality,” said Zvi Lando, Chief Executive Officer of SolarEdge. “As we enter spring when installations historically tend to rise, we expect channel inventory to continue to decline and revenues to improve. In parallel, we are focused on a suite of new products that we plan to release in the next several quarters to position ourselves for the next growth cycle in our industry.”

First Quarter 2024 Summary

The Company reported revenues of $204.4 million, down 35% from $316.0 million in the prior quarter and down 78% from $943.9 million in the same quarter last year.

Revenues from the solar segment were $190.1 million, down 33% from $282.4 million in the prior quarter and down 79% from $908.5 million in the same quarter last year.

GAAP gross margin was negative 12.8%, compared to negative 17.9% in the prior quarter and compared to 31.8% in the same quarter last year.

____________________________________________________________________________
1 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Non-GAAP gross margin1 was negative 6.5%, compared to non-GAAP gross margin of 3.3% in the prior quarter and compared to 32.6% in the same quarter last year.

Gross margin from the solar segment was negative 3.5%, compared to 4.0% in the prior quarter and compared to 35.0% in the same quarter last year.

GAAP operating expenses were $147.5 million, down 19% from $181.2 million in the prior quarter and down 5% from $156.0 million in the same quarter last year.

Non-GAAP operating expenses1 were $109.2 million, down 8% from $118.3 million in the prior quarter and down 12% from $123.6 million in the same quarter last year.

GAAP operating loss was $173.7 million, compared to a GAAP operating loss of $237.6 million in the prior quarter and compared to GAAP operating income of $144.2 million in the same quarter last year.

Non-GAAP operating loss1 was $122.5 million, compared to Non-GAAP operating loss of $107.8 million in the prior quarter and compared to Non-GAAP operating income $183.8 million in the same quarter last year.

GAAP net loss was $157.3 million, compared to a GAAP net loss of $162.4 million in the prior quarter and compared to a GAAP net income of $138.4 million in the same quarter last year.

Non-GAAP net loss1 was $108.6 million, compared to a Non-GAAP net loss of $52.5 million in the prior quarter and compared to a Non-GAAP net income of $174.5 million in the same quarter last year.

GAAP net loss per share was $2.75, compared to a GAAP net loss per share of $2.85 in the prior quarter and compared to a GAAP net diluted earnings per share (“EPS”) of $2.35 in the same quarter last year.

Non-GAAP net loss per share1 was $1.90, compared to a Non-GAAP net loss per share of $0.92 in the prior quarter and compared to a Non-GAAP net diluted EPS of $2.90 in the same quarter last year.

Cash used in operating activities was $217.0 million, compared with $139.9 million used in operating activities in the prior quarter and $7.9 million generated from operating activities in the same quarter last year.

As of March 31, 2024, cash, cash equivalents, bank deposits, restricted bank deposits and marketable securities totaled $316.3 million, net of debt, compared to $634.7 million as of December 31, 2023.

In the first quarter of 2024, the company repurchased 506,000 shares of our common stock under our previously announced share repurchase program approved by the Board of Directors at an average price of $65.67 per share, for a total consideration of approximately $33 million.
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1 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Outlook for the Second Quarter 2024

The Company also provides guidance for the second quarter ending June 30, 2024 as follows:

•	Revenues to be within the range of $250 million to $280 million
•	Non-GAAP gross margin* expected to be within the range of negative 4% to 0%, including approximately 350 basis points of net IRA manufacturing tax credit
•	Non-GAAP operating expenses* to be within the range of $116 million to $120 million
•	Revenues from the solar segment to be within the range of $225 million to $255 million
•	Gross margin from the solar segment expected to be within the range of negative 3% to positive 1% including approximately 420 basis points of net IRA manufacturing tax credit

*Non-GAAP gross margin and Non-GAAP operating expenses are non-GAAP financial measures, and these forward-looking measures have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Non-GAAP gross margin and Non-GAAP operating expenses are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Conference Call

The Company will host a conference call to discuss its results for the first quarter ended March 31, 2024 at 4:30 p.m. ET on Wednesday, May 8, 2024. The call will be available, live, to interested parties by dialing 888-632-3384. For international callers, please dial +1 785-424-1794. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

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1 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding SolarEdge’s results, SolarEdge has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP net earnings (loss) per share. SolarEdge has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure below. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, amortization and impairment of acquired intangible assets, restructuring and impairment charges, acquisition, disposition and other items, certain litigation and other contingencies, amortization of debt issuance cost, non-cash interest expense and non-cash revenue recognized from significant financing component, certain foreign currency exchange rates, gains and losses on investments, income and losses from equity method investments and discrete items that impacted our GAAP tax rate. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate.

SolarEdge’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate SolarEdge’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect SolarEdge’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in SolarEdge’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating SolarEdge’s operating results and future prospects from the same perspective as management and in comparing financial results across accounting periods.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect SolarEdge’s operations. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of SolarEdge’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review SolarEdge’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release may contain forward-looking statements that are based on our management’s expectations, estimates, projections, beliefs and assumptions in accordance with information currently available to our management. This press release contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include information, among other things, concerning our possible or assumed future results of operations, future demands for solar energy solutions, business strategies, technology developments, new products and services, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, general economic conditions, potential growth opportunities, cancellations and pushouts of existing backlog, installation rates, and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements inherently involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements.  Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this release. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: future demand for renewable energy including solar energy solutions; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, rising interest rates,  and recessionary concerns; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry and periodic downturns; product quality or performance problems in our products; shortages, delays, price changes, or cessation of operations or production affecting our suppliers of key components; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of the conflict between Russia and Ukraine; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; performance of distributors and large installers in selling our products; consolidation in the solar industry among our customers and distributors; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; our ability to recognize expected benefits from restructuring plans; any unauthorized access to, disclosure, or theft of personal information or unauthorized access to our network or other similar cyber incidents; disruption to our business operations due to the evolving state of war in Israel and political conditions related to the Israeli government's plans to significantly reduce the Israeli Supreme Court's judicial oversight; our dependence on ocean transportation to timely deliver our products in a cost-effective manner; fluctuations in global currency exchange rates; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance requirements; changes to net metering policies or the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; changes in the U.S. trade environment, including the imposition of import tariffs; business practices and regulatory compliance of our raw material suppliers; our ability to maintain our brand and to protect and defend our intellectual property; volatility of our stock price; our customers’ financial stability, creditworthiness, and debt leverage ratio; our ability to retain key personnel and attract additional qualified personnel; our ability to effectively design, launch, market, and sell new generations of our products and services; our ability to retain, and events affecting, our major customers; our ability to service our debt;  and the other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The preceding list is not intended to be an exhaustive list of all of our forward‐looking statements. You should not rely upon forward‐looking statements as predictions of future events. Although we believe that the expectations reflected in the forward‐looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward‐looking statements will be achieved or will occur. Statements in this press release speak only as of the date they were made. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
	Unaudited
Revenues	$204,399	$943,889
Cost of revenues	230,586	643,763
Gross profit (loss)	(26,187)	300,126
Operating expenses:
Research and development	75,351	79,873
Sales and marketing	38,911	40,966
General and administrative	30,865	36,567
Other operating expense (income), net	2,391	(1,434)
Total operating expenses	147,518	155,972
Operating income (loss)	(173,705)	144,154
Financial income (expense), net	(7,064)	23,674
Other loss, net	—	(125)
Income (loss) before income taxes	(180,769)	167,703
Tax benefits (income taxes)	23,754	(29,325)
Net loss from equity method investments	(296)	—
Net income (loss)	$(157,311)	$138,378

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$214,229	$338,468
Marketable securities	466,407	521,570
Trade receivables, net of allowances of $19,110 and $16,400 respectively	404,390	622,425
Inventories, net	1,549,122	1,443,449
Prepaid expenses and other current assets	354,919	378,394
Total current assets	2,989,067	3,304,306
LONG-TERM ASSETS:
Marketable securities	268,203	407,825
Deferred tax assets, net	122,564	80,912
Property, plant and equipment, net	605,223	614,579
Operating lease right-of-use assets, net	59,474	64,167
Intangible assets, net	33,037	35,345
Goodwill	41,470	42,996
Other long-term assets	47,784	37,601
Total long-term assets	1,177,755	1,283,425
Total assets	4,166,822	4,587,731
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	171,412	386,471
Employees and payroll accruals	73,666	76,966
Warranty obligations	181,333	183,047
Deferred revenues and customers advances	36,081	40,836
Accrued expenses and other current liabilities	196,398	205,911
Total current liabilities	658,890	893,231
LONG-TERM LIABILITIES:
Convertible senior notes, net	628,115	627,381
Warranty obligations	321,166	335,197
Deferred revenues	218,535	214,607
Finance lease liabilities	40,630	41,892
Operating lease liabilities	40,982	45,070
Other long-term liabilities	17,953	18,444
Total long-term liabilities	1,267,381	1,282,591
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares; issued: 57,298,691 shares at March 31, 2024 and 57,123,437 shares at December 31, 2023; outstanding: 56,792,795 shares at March 31, 2024 and 57,123,437 shares at December 31, 2023.	6	6
Additional paid-in capital	1,719,523	1,680,622
Treasury stock, at cost; 505,896 shares held	(33,222)	—
Accumulated other comprehensive loss	(66,611)	(46,885)
Retained earnings	620,855	778,166
Total stockholders’ equity	2,240,551	2,411,909
Total liabilities and stockholders’ equity	$4,166,822	$4,587,731

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(157,311)	$138,378
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,988	13,464
Loss (gain) from exchange rate fluctuations	7,799	(20,441)
Stock-based compensation expenses	37,606	39,235
Deferred income taxes, net	(41,847)	(3,930)
Other items	4,371	2,810
Changes in assets and liabilities:
Trade receivables, net	210,376	(55,002)
Inventories, net	(105,810)	(141,521)
Prepaid expenses and other assets	42,164	(20,591)
Right-of-use assets	5,255	3,918
Trade payables, net	(210,449)	(50,410)
Employees and payroll accruals	(2,460)	10,227
Warranty obligations	(15,582)	57,864
Deferred revenues and customers advances	(523)	9,325
Operating lease liabilities	(5,219)	(3,958)
Accrued expenses and other liabilities, net	(377)	28,555
Net cash provided by (used in) operating activities	(217,019)	7,923
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(129,221)	(38,979)
Proceeds from sales and maturities of available-for-sale marketable securities	319,605	11,597
Purchase of property, plant and equipment	(26,347)	(38,338)
Disbursements for loans receivables	(7,500)	—
Investment in privately-held companies	(8,831)	(5,500)
Proceeds from loan receivables	1,625	—
Other investing activities	(323)	3,440
Net cash provided by (used in) investing activities	149,008	(67,780)
Cash flows from financing activities:
Repurchase of common stock	(33,222)	—
Payments on account of repurchase of common stock	(16,778)	—
Tax withholding in connection with stock-based awards, net	(470)	(4,541)
Other financing activities	(517)	(681)
Net cash used in financing activities	(50,987)	(5,222)

Effect of exchange rate differences on cash and cash equivalents	(5,241)	9,816

Decrease in cash and cash equivalents	(124,239)	(55,263)
Cash and cash equivalents at the beginning of the period	338,468	783,112
Cash and cash equivalents at the end of the period	$214,229	$727,849

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Gross profit (loss) (GAAP)	$(26,187)	$(56,425)	$142,817	$317,305	$300,126	$703,823	$844,648	$629,318
Revenues from finance component	(234)	(230)	(215)	(202)	(187)	(834)	(614)	(418)
Discontinued operation	(434)	36,648	—	—	—	36,648	4,314	—
Stock-based compensation	5,968	5,468	5,882	5,923	5,927	23,200	21,818	18,743
Amortization of stock-based compensation capitalized in inventories	197	343	441	316	—	1,100	—	—
Amortization and depreciation of acquired asset	1,551	1,555	2,096	872	1,515	6,038	7,429	9,326
Restructuring charges	5,822	23,154	—	—	—	23,154	—	—
Gross profit (loss) (Non-GAAP)	$(13,317)	$10,513	$151,021	$324,214	$307,381	$793,129	$877,595	$656,969

Gross margin (loss) (GAAP)	(12.8)%	(17.9)%	19.7%	32.0%	31.8%	23.6%	27.2%	32.0%
Revenues from finance component	(0.1)	(0.1)	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operation	(0.2)	11.6	—	—	—	1.2	0.1	—
Stock-based compensation	2.9	1.8	0.8	0.6	0.6	0.9	0.7	1.0
Amortization of stock-based compensation capitalized in inventories	0.1	0.1	0.0	0.0	—	0.0	—	—
Amortization and depreciation of acquired asset	0.8	0.5	0.3	0.1	0.2	0.2	0.2	0.5
Restructuring charges	2.8	7.3	—	—	—	0.8	—	—
Gross margin (loss) (Non-GAAP)	(6.5)%	3.3%	20.8%	32.7%	32.6%	26.7%	28.2%	33.5%

Operating expenses (GAAP)	$147,518	$181,156	$159,543	$166,947	$155,972	$663,618	$678,528	$422,179
Stock-based compensation - R&D	(17,139)	(15,982)	(16,481)	(17,272)	(17,209)	(66,944)	(63,211)	(45,424)
Stock-based compensation - S&M	(7,911)	(7,347)	(7,739)	(7,822)	(8,079)	(30,987)	(31,017)	(22,834)
Stock-based compensation - G&A	(6,588)	(6,133)	(6,713)	(7,948)	(8,020)	(28,814)	(29,493)	(15,592)
Amortization and depreciation of acquired assets - R&D	(270)	(58)	(329)	(289)	(313)	(989)	(1,206)	(530)
Amortization and depreciation of acquired assets - S&M	(124)	(190)	(321)	(235)	(181)	(927)	(822)	(927)
Amortization and depreciation of acquired assets - G&A	(2)	(2)	(4)	17	(26)	(15)	(21)	(29)
Discontinued operation	47	(388)	—	—	—	(388)	—	—
Restructuring charges	(3,943)	—	—	—	—	—	—	—
Assets impairment	(1,732)	(30,790)	—	—	—	(30,790)	(119,141)	(2,209)
Gain (loss) from assets sales and disposal	(1,058)	(172)	—	—	1,434	1,262	2,603	976
Certain litigation and other contingencies	399	(1,786)	—	—	—	(1,786)	—	—
Acquisition costs	(9)	—	—	(135)	—	(135)	(350)	—
Operating expenses (Non-GAAP)	$109,188	$118,308	$127,956	$133,263	$123,578	$503,105	$435,870	$335,610

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Operating income (loss) (GAAP)	$(173,705)	$(237,581)	$(16,726)	$150,358	$144,154	$40,205	$166,120	$207,139
Revenues from finance component	(234)	(230)	(215)	(202)	(187)	(834)	(614)	(418)
Discontinued operation	(481)	37,036	—	—	—	37,036	4,314	—
Stock-based compensation	37,606	34,930	36,815	38,965	39,235	149,945	145,539	102,593
Amortization of stock-based compensation capitalized in inventories	197	343	441	316	—	1,100	—	—
Amortization and depreciation of acquired assets	1,947	1,805	2,750	1,379	2,035	7,969	9,478	10,812
Restructuring charges	9,765	23,154	—	—	—	23,154	—	—
Assets impairment	1,732	30,790	—	—	—	30,790	119,141	2,209
Loss (gain) from assets sales and disposal	1,058	172	—	—	(1,434)	(1,262)	(2,603)	(976)
Certain litigation and other contingencies	(399)	1,786	—	—	—	1,786	—	—
Acquisition costs	9	—	—	135	—	135	350	—
Operating income (loss) (Non-GAAP)	$(122,505)	$(107,795)	$23,065	$190,951	$183,803	$290,024	$441,725	$321,359

Financial income (expense), net (GAAP)	$(7,064)	$22,055	$(7,901)	$3,384	$23,674	$41,212	$3,750	$(19,915)
Non cash interest expense	3,536	3,422	3,284	3,105	2,892	12,703	9,954	8,674
Unrealized losses (gains)	—	—	—	—	—	—	119	(541)
Currency fluctuation related to lease standard	(1,276)	4,359	(2,788)	(2,107)	(2,519)	(3,055)	(11,187)	2,007
Financial income (expense), net (Non-GAAP)	$(4,804)	$29,836	$(7,405)	$4,382	$24,047	$50,860	$2,636	$(9,775)

Other income (loss) (GAAP)	$—	$291	$(484)	$—	$(125)	$(318)	$7,285	$—
Loss (gain) from sale of investments	—	(291)	484	—	—	193	(8,008)	—
Other loss (Non-GAAP)	$—	$—	$—	$—	$(125)	$(125)	$(723)	$—

Tax benefits (income taxes) (GAAP)	$23,754	$53,202	$(36,065)	$(34,232)	$(29,325)	$(46,420)	$(83,376)	$(18,054)
Uncertain tax positions	—	—	—	—	—	—	—	(9,007)
Income tax adjustment	(5,062)	(27,699)	(10,561)	(3,735)	(3,901)	(45,896)	(9,067)	(11,639)
Tax benefits (income taxes) (Non-GAAP)	$18,692	$25,503	$(46,626)	$(37,967)	$(33,226)	$(92,316)	$(92,443)	$(38,700)

Equity method investments loss (GAAP)	$(296)	$(350)	$—	$—	$—	$(350)	$—	$—
Loss from equity method investments	296	350	—	—	—	350	—	—
Equity method investments loss (Non-GAAP)	$—	$—	$—	$—	$—	$—	$—	$—

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Net income (loss) (GAAP)	$(157,311)	$(162,383)	$(61,176)	$119,510	$138,378	$34,329	$93,779	$169,170
Revenues from finance component	(234)	(230)	(215)	(202)	(187)	(834)	(614)	(418)
Discontinued operation	(481)	37,036	—	—	—	37,036	4,314	—
Stock-based compensation	37,606	34,930	36,815	38,965	39,235	149,945	145,539	102,593
Amortization of stock-based compensation capitalized in inventories	197	343	441	316	—	1,100	—	—
Amortization and depreciation of acquired assets	1,947	1,805	2,750	1,379	2,035	7,969	9,478	10,812
Restructuring charges	9,765	23,154	—	—	—	23,154	—	—
Assets impairment	1,732	30,790	—	—	—	30,790	119,141	2,209
Loss (gain) from assets sales and disposal	1,058	172	—	—	(1,434)	(1,262)	(2,603)	(976)
Certain litigation and other contingencies	(399)	1,786	—	—	—	1,786	—	—
Acquisition costs	9	—	—	135	—	135	350	—
Non cash interest expense	3,536	3,422	3,284	3,105	2,892	12,703	9,954	8,674
Unrealized losses (gains)	—	—	—	—	—	—	119	(541)
Currency fluctuation related to lease standard	(1,276)	4,359	(2,788)	(2,107)	(2,519)	(3,055)	(11,187)	2,007
Loss (gain) from sale of investments	—	(291)	484	—	—	193	(8,008)	—
Uncertain tax positions	—	—	—	—	—	—	—	(9,007)
Income tax adjustment	(5,062)	(27,699)	(10,561)	(3,735)	(3,901)	(45,896)	(9,067)	(11,639)
equity method adjustments	296	350	—	—	—	350	—	—
Net income (loss) (Non-GAAP)	$(108,617)	$(52,456)	$(30,966)	$157,366	$174,499	$248,443	$351,195	$272,884

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Net basic earnings (loss) per share (GAAP)	$(2.75)	$(2.85)	$(1.08)	$2.12	$2.46	$0.61	$1.70	$3.24
Revenues from finance component	(0.01)	(0.01)	0.00	(0.01)	0.00	(0.02)	(0.01)	(0.01)
Discontinued operation	(0.01)	0.65	—	—	—	0.66	0.08	—
Stock-based compensation	0.66	0.62	0.65	0.70	0.70	2.65	2.64	1.97
Amortization of stock-based compensation capitalized in inventories	0.01	0.00	0.00	0.00	—	0.02	—	—
Amortization and depreciation of acquired assets	0.03	0.04	0.05	0.03	0.03	0.14	0.17	0.21
Restructuring charges	0.17	0.40	—	—	—	0.41	—	—
Assets impairment	0.03	0.54	—	—	—	0.54	2.17	0.05
Loss (gain) from assets sales and disposal	0.02	0.01	—	—	(0.02)	(0.02)	(0.02)	(0.03)
Certain litigation and other contingencies	(0.01)	0.03	—	—	—	0.03	—	—
Acquisition costs	0.00	—	—	0.00	—	0.00	(0.02)	—
Non cash interest expense	0.06	0.06	0.06	0.05	0.05	0.23	0.18	0.16
Unrealized losses (gains)	—	—	—	—	—	—	(0.01)	(0.01)
Currency fluctuation related to lease standard	(0.02)	0.07	(0.05)	(0.03)	(0.05)	(0.06)	(0.20)	0.04
Loss (gain) from sale of investments	—	0.00	0.01	—	—	0.01	(0.14)	—
Uncertain tax positions	—	—	—	—	—	—	—	(0.17)
Income tax adjustment	(0.09)	(0.49)	(0.19)	(0.07)	(0.07)	(0.81)	(0.16)	(0.22)
Equity method adjustments	0.01	0.01	—	—	—	0.00	—	—
Net basic earnings (loss) per share (Non-GAAP)	$(1.90)	$(0.92)	$(0.55)	$2.79	$3.10	$4.39	$6.38	$5.23

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2023	December 31, 2022	December 31, 2021
Net diluted earnings (loss) per share (GAAP)	$(2.75)	$(2.85)	$(1.08)	$2.03	$2.35	$0.60	$1.65	$3.06
Revenues from finance component	(0.01)	(0.01)	0.00	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operation	(0.01)	0.65	—	—	—	0.64	0.08	—
Stock-based compensation	0.66	0.62	0.65	0.62	0.62	2.57	2.43	1.77
Amortization of stock-based compensation capitalized in inventories	0.01	0.00	0.00	0.00	—	0.02	—	—
Amortization and depreciation of acquired assets	0.03	0.04	0.05	0.03	0.03	0.14	0.16	0.19
Restructuring charges	0.17	0.40	—	—	—	0.40	—	—
Assets impairment	0.03	0.54	—	—	—	0.53	2.02	0.04
Loss (gain) from assets sales and disposal	0.02	0.01	—	—	(0.02)	(0.02)	(0.02)	(0.02)
Certain litigation and other contingencies	(0.01)	0.03	—	—	—	(0.16)	—	—
Acquisition costs	0.00	—	—	0.00	—	0.01	(0.02)	—
Non cash interest expense	0.06	0.06	0.06	0.04	0.04	0.21	0.13	0.12
Unrealized losses (gains)	—	—	—	—	—	—	0.00	(0.01)
Currency fluctuation related to lease standard	(0.02)	0.07	(0.05)	(0.03)	(0.04)	(0.05)	(0.19)	0.03
Loss (gain) from sale of investments	—	0.00	0.01	—	—	0.00	(0.13)	—
Uncertain tax positions	—	—	—	—	—	—	—	(0.16)
Income tax adjustment	(0.09)	(0.49)	(0.19)	(0.06)	(0.07)	(0.76)	(0.15)	(0.20)
Equity method adjustments	0.01	0.01	—	—	—	0.00	—	—
Net diluted earnings (loss) per share (Non-GAAP)	$(1.90)	$(0.92)	$(0.55)	$2.62	$2.90	$4.12	$5.95	$4.81

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	57,140,126	56,916,831	56,671,504	59,183,666	59,193,831	57,237,518	55,087,770	55,971,030
Stock-based compensation	—	—	—	986,527	939,571	725,859	963,373	773,636
Notes due 2025	—	—	—	—	—	2,276,818	—	—
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	57,140,126	56,916,831	56,671,504	60,170,193	60,133,402	60,240,195	56,051,143	56,744,666